EXHIBIT 99

SPS Commerce Reports Second Quarter 2023 Financial Results

Company delivers 90th consecutive quarter of topline growth
Revenue growth of 19% year-over-year; Recurring revenue growth of 20% year-over-year

MINNEAPOLIS, July 27, 2023 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

  Revenue was $130.4 million in the second quarter of 2023, compared to $109.2 million in the second quarter of 2022, reflecting 19% growth.
  Recurring revenue grew 20% from the second quarter of 2022.
  Net income was $14.7 million or $0.39 per diluted share, compared to net income of $10.8 million or $0.29 per diluted share in the second quarter of 2022.
  Non-GAAP income per diluted share was $0.69, compared to non-GAAP income per diluted share of $0.53 in the second quarter of 2022.
  Adjusted EBITDA for the second quarter of 2023 increased 24% to $38.2 million compared to the second quarter of 2022.

“Retailers and suppliers are investing in new technologies to revitalize their supply chain and SPS Commerce remains committed to delivering the world-class products and excellent customer experience suppliers have come to expect from us,” said Archie Black, CEO of SPS Commerce.   “SPS is the world’s largest cloud retail network and as we continue to leverage its data and enhance its intelligence, we make joining and operating within the network increasingly more efficient, further expanding our competitive advantage.”

“Ongoing investments across the retail industry continue to present tremendous opportunities for SPS,” said Kim Nelson, CFO of SPS Commerce.   “With the only full-service EDI solution, we are well positioned to help our customers optimize their network as we capitalize on a multi-billion dollar addressable market to deliver sustained, profitable growth.”

Guidance

SPS Commerce third quarter and full year 2023 guidance does not include the pending acquisition of TIE Kinetix, which was announced in a separate press release issued July 26, 2023.

Third Quarter 2023 Guidance

  Revenue is expected to be in the range of $133.6 million to $134.4 million.
  Net income per diluted share is expected to be in the range of $0.37 to $0.38, with fully diluted weighted average shares outstanding of 37.6 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.65 to $0.67.
  Adjusted EBITDA is expected to be in the range of $39.3 million to $40.0 million.
  Non-cash, share-based compensation expense is expected to be $11.7 million, depreciation expense is expected to be $4.9 million, and amortization expense is expected to be $3.7 million.

Full Year 2023 Guidance

  Revenue is expected to be in the range of $528.5 million to $530.0 million, representing 17% to 18% growth over 2022.
  Net income per diluted share is expected to be in the range of $1.60 to $1.63, with fully diluted weighted average shares outstanding of 37.4 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.69 to $2.72.
  Adjusted EBITDA is expected to be in the range of $155.8 to $156.9 million, representing 18% to 19% growth over 2022.
  Non-cash, share-based compensation expense is expected to be $46.2 million, depreciation expense is expected to be $19.4 million, and amortization expense is expected to be $14.7 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call

To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q2 2023 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.   The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 115,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 90 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation. Net income is the comparable GAAP measure of financial performance.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the third quarter and full year of 2023, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited; in thousands, except shares)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$209,264	$162,893
Short-term investments	60,914	51,412
Accounts receivable	48,092	42,501
Allowance for credit losses	(3,100)	(3,066)
Accounts receivable, net	44,992	39,435
Deferred costs	56,250	52,755
Other assets	13,556	16,319
Total current assets	384,976	322,814
Property and equipment, net	35,211	35,458
Operating lease right-of-use assets	7,973	9,170
Goodwill	202,786	197,284
Intangible assets, net	77,633	88,352
Other assets
Deferred costs, non-current	19,005	17,424
Deferred income tax assets	6,676	227
Other assets, non-current	1,278	2,185
Total assets	$735,538	$672,914
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,163	$11,256
Accrued compensation	28,637	30,235
Accrued expenses	6,714	7,451
Deferred revenue	66,381	57,423
Operating lease liabilities	4,073	4,277
Total current liabilities	111,968	110,642
Other liabilities
Deferred revenue, non-current	5,724	4,771
Operating lease liabilities, non-current	11,058	13,009
Deferred income tax liabilities	5,807	7,419
Total liabilities	134,557	135,841
Commitments and contingencies
Stockholders' equity
Common stock	39	38
Treasury Stock	(128,892)	(128,892)
Additional paid-in capital	508,484	476,117
Retained earnings	223,192	193,221
Accumulated other comprehensive loss	(1,842)	(3,411)
Total stockholders’ equity	600,981	537,073
Total liabilities and stockholders’ equity	$735,538	$672,914

SPS COMMERCE, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$130,416	$109,178	$256,284	$214,371
Cost of revenues	44,544	37,530	87,508	72,919
Gross profit	85,872	71,648	168,776	141,452
Operating expenses
Sales and marketing	30,349	24,582	59,433	49,237
Research and development	13,318	11,432	25,880	22,133
General and administrative	21,693	17,198	42,369	32,666
Amortization of intangible assets	3,479	2,468	7,330	4,938
Total operating expenses	68,839	55,680	135,012	108,974
Income from operations	17,033	15,968	33,764	32,478
Other income (expense), net	1,882	(1,338)	3,157	(915)
Income before income taxes	18,915	14,630	36,921	31,563
Income tax expense	4,233	3,877	6,950	8,207
Net income	$14,682	$10,753	$29,971	$23,356

Net income per share
Basic	$0.40	$0.30	$0.82	$0.65
Diluted	$0.39	$0.29	$0.80	$0.63

Weighted average common shares used to compute net income per share
Basic	36,593	36,085	36,511	36,110
Diluted	37,426	36,862	37,327	36,897

SPS COMMERCE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$29,971	$23,356
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(8,654)	(2,160)
Depreciation and amortization of property and equipment	9,289	7,814
Amortization of intangible assets	7,330	4,938
Provision for credit losses	2,491	2,634
Stock-based compensation	24,661	17,676
Other, net	1,143	8
Changes in assets and liabilities
Accounts receivable	(9,937)	(7,862)
Deferred costs	(5,136)	(5,095)
Other current and non-current assets	3,612	(1,423)
Accounts payable	(4,414)	(3,234)
Accrued compensation	(2,910)	(7,186)
Accrued expenses	(728)	(805)
Deferred revenue	9,909	8,802
Operating leases	(959)	(678)
Net cash provided by operating activities	55,669	36,785
Cash flows from investing activities
Purchases of property and equipment	(9,769)	(8,191)
Purchases of investments	(68,579)	(114,603)
Maturities of investments	60,000	117,500
Net cash used in investing activities	(18,348)	(5,294)
Cash flows from financing activities
Repurchases of common stock	—	(30,223)
Net proceeds from exercise of options to purchase common stock	4,819	690
Net proceeds from employee stock purchase plan activity	4,136	3,350
Net cash provided by (used in) financing activities	8,956	(26,183)
Effect of foreign currency exchange rate changes	94	(135)
Net increase in cash and cash equivalents	46,371	5,173
Cash and cash equivalents at beginning of period	162,893	207,552
Cash and cash equivalents at end of period	$209,264	$212,725

SPS COMMERCE, INC. NON-GAAP RECONCILIATION (Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$14,682	$10,753	$29,971	$23,356
Income tax expense	4,233	3,877	6,950	8,207
Depreciation and amortization of property and equipment	4,663	3,950	9,289	7,814
Amortization of intangible assets	3,479	2,468	7,330	4,938
Stock-based compensation expense	12,881	8,661	24,661	17,676
Realized (gain) loss from foreign currency on cash and investments held	(290)	1,327	(427)	859
Investment income	(1,611)	(172)	(2,737)	(220)
Other	134	—	134	—
Adjusted EBITDA	$38,171	$30,864	$75,171	$62,630

Adjusted EBITDA Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$130,416	$109,178	$256,284	$214,371

Net income	14,682	10,753	29,971	23,356
Margin	11%	10%	12%	11%

Adjusted EBITDA	38,171	30,864	75,171	62,630
Adjusted EBITDA Margin	29%	28%	29%	29%

Non-GAAP Income per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$14,682	$10,753	$29,971	$23,356
Stock-based compensation expense	12,881	8,661	24,661	17,676
Amortization of intangible assets	3,479	2,468	7,330	4,938
Realized (gain) loss from foreign currency on cash and investments held	(290)	1,327	(427)	859
Other	134	—	134	—
Income tax effects of adjustments	(5,199)	(3,491)	(11,108)	(6,710)
Non-GAAP income	$25,687	$19,718	$50,561	$40,119

Shares used to compute net income and non-GAAP income per share
Basic	36,593	36,085	36,511	36,110
Diluted	37,426	36,862	37,327	36,897

Net income per share, basic	$0.40	$0.30	$0.82	$0.65
Non-GAAP adjustments to net income per share, basic	0.30	0.25	0.56	0.46
Non-GAAP income per share, basic	$0.70	$0.55	$1.38	$1.11

Net income per share, diluted	$0.39	$0.29	$0.80	$0.63
Non-GAAP adjustments to net income per share, diluted	0.30	0.24	0.55	0.46
Non-GAAP income per share, diluted	$0.69	$0.53	$1.35	$1.09

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962